Exhibit 23.2

                CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 11, 1999 relating to the financial statements, which appears in Northern Empire Bancshares'
Annual Report on Form 10-KSB for the year ended December 31, 1999.

PricewaterhouseCoopers LLP

San Francisco, CA
March 22, 2000